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                                                                   EXHIBIT 10.22

                                 ALLERGAN, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                              AMENDED AND RESTATED

                              As of January 1, 2003

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                                 ALLERGAN, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                                  INTRODUCTION

      1.1 Purpose. The Allergan, Inc. Executive Deferred Compensation Plan is hereby established by the Board of Directors of Allergan, Inc., a Delaware corporation ("Allergan"), to provide deferred compensation benefits to selected executive and management employees of the Company as more fully provided herein. The benefits provided under this Plan are intended to be in addition to other employee benefit programs offered by the Company, including but not limited to tax-qualified employee benefit plans.

      1.2 Effective Date and Term. This Plan was adopted effective as of January 1, 1995, and has been amended and restated as of January 1, 2003, and shall continue in effect until terminated by the Board of Directors. The provisions of this Plan prior to its amendment and restatement as of January 1, 2003 shall apply to all individuals who terminated employment with the Company prior to January 1, 2003 except as provided herein.

      1.3 Spin-Off of Advanced Medical Optics, Inc. In connection with the distribution of the stock of Advanced Medical Optics, Inc. ("AMO") by Allergan to its stockholders (the "AMO Spin-Off") and, effective as of the AMO Spin-Off
Date: (i) AMO Employees shall cease to be eligible to participate in the Plan and their Deferral Elections for the 2002 Plan Year shall be terminated, and
(ii) the assets attributable to, and the liabilities relating to, arising out of, or resulting from the Deferral Accounts of AMO Employees shall be transferred to the Advanced Medical Optics, Inc. Deferred Compensation Plan. The "AMO Spin-Off Date" shall be June 29, 2002 and "AMO Employees" shall be those individuals whose employment is transferred from Allergan to AMO in connection with the AMO Spin-Off, as reflected in the payroll records of Allergan or in the Employee Matters Agreement entered into between Allergan and AMO.

      1.4 Applicability of ERISA. This Plan is intended to be a "top-hat" plan -- that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA.

                                   ARTICLE II

                                   DEFINITIONS

      2.1. Annual Deferral. "Annual Deferral" means the amount of Base Salary and/or Bonuses which the Participant elects to defer in each Deferral Period pursuant to Article 3.1 of the Plan.

      2.2 Base Salary. "Base Salary" means the Participant's annual basic rate of pay from the Company (excluding Bonuses, commissions, and other non-regular forms of compensation)


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before reductions for deferrals under this Plan, the Savings and Investment
Plan, or "cafeteria plan" under Section 125 of the Code.

      2.3 Beneficiary. "Beneficiary" means the person or persons or entity designated as such in accordance with Article XVI of the Plan.

      2.4 Board; Board of Directors. "Board" and "Board of Directors" each mean the Board of Directors of Allergan. The Organization and Compensation Committee of the Board, or any successor thereto, shall exercise any and all rights, duties and obligations that are retained by or assigned to the Board under the Plan.

      2.5 Bonuses. "Bonuses" means non-salary amounts earned by the Participant that are designated as bonuses or commissions. Bonuses shall be treated as earned in the Deferral Period designated by the Committee even though they may be paid in the subsequent Deferral Period in accordance with Company policy or practice.

      2.6 Code. "Code" means the Internal Revenue Code of 1986, as amended.

      2.7 Committee. "Committee" means the committee authorized to administer this Plan as set forth in Section 13.1 hereof.

      2.8 Company. "Company" means Allergan, Inc., a Delaware corporation, and each Affiliated Company (as defined in the Savings and Investment Plan) designated by the Board of Directors.

      2.9 Company Rate. "Company Rate" means one hundred twenty percent (120%) of the ten-year Treasury Note one hundred twenty (120) month rolling average to be determined on October 1 of each Plan Year and made applicable for the next following Plan Year.

      2.10 Credited Service. "Credited Service" means the amount of service of a Participant determined by the Committee based on the human resources records maintained by the Company.

      2.11 Deferral Account. "Deferral Account" means the account established for a Participant pursuant to Section 5.1 of the Plan.

      2.12 Deferral Election. "Deferral Election" means the election made by the Participant pursuant to the terms of Section 4.1 of the Plan.

      2.13 Deferral Election Form. "Deferral Election Form" means the written agreement to defer Salary or Bonuses made by the Participant. Such written agreement shall be in a format designated by the Committee.

      2.14 Deferral Period. "Deferral Period" means the Plan Year.

      2.15 Disability. "Disability" means any injury, illness or condition that constitutes a disability that qualifies for payment under the Company's Long-Term Disability Plan.


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      2.16 Effective Date. "Effective Date" means January 1, 1995.

      2.17 Eligible Employee. "Eligible Employee" means an employee of the Company who is a U.S. local or U.S. based expatriate that is either exempt grade 8E and above or is employed in another executive or management position as approved by the Committee. An employee shall be treated as an Eligible Employee only upon selection and notification in writing of such status by the Committee and only if (i) he or she is not classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company and (ii) he or she does not perform services for the Company pursuant to an agreement between the Company and any other person including a leasing organization. An employee shall cease to be an Eligible Employee if he or she is reclassified (i) below exempt grade 8E (unless employed in another executive or management position as approved by the Committee), (ii) as an independent contractor, or (iii) as a leased employee by the Company, except that, upon reclassification below exempt grade 8E, any Deferral Election which has been made (and deferrals having commenced) may be completed.

      2.18 Employee Stock Ownership Plan. "Employee Stock Ownership Plan" means the Allergan, Inc. Employee Stock Ownership Plan, as amended.

      2.19 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.20 Fund Rate. "Fund Rate" means, with respect to any portion of a Deferral Account for which the Fund Rate is applicable, the rate of return based on the income, gains, losses and expenses of the insurance funds or other investment vehicles (collectively called "Fund Media") selected by the Participant in accordance with Section 5.4.

      2.21 Financial Hardship. "Financial Hardship" means an unexpected and significant need for cash (which cannot be met reasonably and contemporaneously from other sources) arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Committee in its sole discretion. Cash needs arising from foreseeable events or discretionary expenditures such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

      2.22 In-Service Distribution. "In-Service Distribution" means a distribution elected by the Participant pursuant to Article X of the Plan.

      2.23 Investment Election Form. "Investment Election Form" means the form prescribed by the Committee for the Participant to elect to have all or a portion of his or her Deferral Account credited with a rate of return at the Fund Rate or the Company Rate in accordance with Section 5.3 hereof, including the selection of Fund Media.

      2.24 Participant. "Participant" means any Eligible Employee who commences participation in this Plan as provided under Section 3.1 hereof.

      2.25 Participation Agreement. "Participation Agreement" means the written agreement or form that an Eligible Employee must complete and submit in order to commence


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participation or upon becoming a Participant in the Plan. Such written agreement shall be in a format designated by the Committee.

      2.26 Pension Plan. "Pension Plan" means the Allergan, Inc. Pension Plan, as amended.

      2.27 Plan. "Plan" means this Allergan, Inc. Executive Deferred Compensation Plan adopted as of the Effective Date hereof and as it may be amended from time to time.

      2.28 Plan Year. "Plan Year" means the calendar year.

      2.29 Restoration Credits. "Restoration Credits" means the amounts, if any, credited to a Participant's Deferral Account pursuant to Section 5.1(b), (c), or
(d) of the Plan.

      2.30 Retirement Date. "Retirement Date" means (i) the later of the Participant's fifty-fifth (55th) birthday or completion of at least five (5) years of Credited Service; or (ii) in the case of a Participant who has elected by August 31, 1998 (or such later date as approved by Allergan, Inc. but in no event later than September 30, 1998) to participate in the Voluntary Early Retirement Incentive program offered by Allergan, Inc., his or her retirement date as set forth thereunder; or (iii) the later of the last day of the calendar month in which the Participant's sixty-fifth (65th) birthday occurs or completion of at least one (1) year of Credited Service.

      2.31 Savings and Investment Plan. "Savings and Investment Plan" means the Allergan, Inc. Savings and Investment Plan, as amended.

      2.32 Termination; Termination of Employment. "Termination" or "Termination of Employment" means the termination of a Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary.

      2.33 Unscheduled Withdrawal. "Unscheduled Withdrawal" means a distribution requested by the Participant and approved by the Committee pursuant to Article XI of the Plan.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

      Participation in this Plan is open only to Eligible Employees of the Company (as defined in Section 2.17). Each Eligible Employee who was a Participant in the Plan as of December 31, 2002 shall continue as a Participant so long as he or she is an Eligible Employee. Any other Eligible Employee, e.g,. newly hired or promoted to an eligible category on or after January 1, 2003, shall become a Participant as of the earlier of: (i) the first Deferral Period for which he or she submits a properly completed Participation Agreement, Deferral Election Form and Investment Election Form within the enrollment period established by the Committee or (ii) the first Deferral Period in which he or she is credited with a "Retirement Contribution Restoration Credit" pursuant to
Section 5.1(c). Upon notification of participation pursuant to clause (ii), an Eligible Employee shall submit a properly completed Participation Agreement and Investment Election Form within the enrollment period established by the Committee.


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                                   ARTICLE IV

                               DEFERRAL ELECTIONS

      4.1 Deferral Election. For each Deferral Period after initial participation commences, a Participant may make a Deferral Election on a voluntary basis by properly completing and submitting a Deferral Election Form and Investment Election Form prior to the first day (January 1) of the Deferral Period for which the Deferral Election is effective. A Participant shall not be obligated to make a Deferral Election in each Deferral Period, and (subject to the requirements set forth in Sections 4.2 and 4.3 below) a Participant may change the amount of each future Deferral Election. Once a Deferral Period commences for which a Deferral Election is made, such Deferral Election shall continue for the entire Deferral Period except that it shall terminate on Termination of Employment or as otherwise provided in Section 4.4 or Article XI.

      4.2 Maximum Deferral Election. A Participant may elect in the Deferral Election Form to defer up to one hundred percent (100%) of Base Salary and/or one hundred percent (100%) of Bonuses earned during the Deferral Period. In its sole discretion, the Committee may also provide other Deferral Election options, including that a Participant may elect to defer a specified dollar amount or a percentage of Bonuses earned during the Deferral Period but limited to the extent such Bonuses exceed a specified dollar amount. A Deferral Election shall be automatically reduced or adjusted if the Committee determines that such action is necessary or appropriate to meet Federal or State tax withholding obligations or to pay for benefits or other obligations arising from the Participant's relationship with the Company.

      4.3 Minimum Deferral Election. In order for a Deferral Election Form to be valid, the Participant must elect to defer at least five thousand dollars ($5,000) (or such other amount as may be designated by the Committee) in the Deferral Period from either Base Salary or Bonuses or a combination of Base Salary and Bonuses. Thus, Deferral Elections of Base Salary and Bonuses for the same Deferral Period shall be aggregated for the purpose of determining whether the Participant has elected at least the minimum Deferral Election.

      In determining, whether the Participant has made the minimum Deferral Election, if the amount is stated in the form of a percentage of Base Salary or Bonuses, the adequacy of the deferral shall be based on the Base Salary and Bonuses earned by the Participant in the Plan Year immediately preceding the Deferral Period. The Committee may, in its sole discretion, permit Participants to elect to defer amounts in the form of a percentage based on anticipated Base Salary and Bonuses.

      4.4 Termination of Deferral. If it is evident that a Participant has not or will not actually defer the minimum Deferral Election required by Section 4.3 (whether due to Termination of Employment or otherwise), the Committee may, in its sole discretion, terminate the Deferral Election and distribute the portion of the Participant's Deferral Account attributable to such Deferral Election in a single lump sum payment with investment earnings or interest credited to the last day of the month preceding distribution at the Fund Rate or Company Rate, as applicable.


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                                    ARTICLE V

                                DEFERRAL ACCOUNTS

      5.1 Deferral Accounts. Solely for record keeping purposes, a Deferral Account shall be maintained for each Participant. For each Plan Year, a Participant's Deferral Account shall be credited with the following:

      (a) Annual Deferrals. Annual Deferrals at the time such amounts would otherwise have been paid to the Participant.

      (b) Matching Contribution Restoration Credit. If a Participant has contributed the maximum "Before Tax Deposits" (as defined in the Savings and Investment Plan) permitted under Section 4.2 of the Savings and Investment Plan (but without regard to the catch-up provisions of Section 4.2(e) of the Savings and Investment Plan and Code Section 414(v)) for the Plan Year, then such Participant's Deferral Account shall be credited with a "Matching Contribution Restoration Credit" equal to the excess of the dollar amount or value of (i) the Participant's "Matching Contributions" (as defined in the Savings and Investment
Plan), without regard to trust income or earnings, based on such Participant's "Matched Deposits" (as defined in the Savings and Investment Plan), and such Participant's "Compensation" (as defined in the Savings and Investment Plan) as increased by any Annual Deferrals made under this Plan up to the limitation imposed by Code Section 401(a)(17), over (ii) the Participant's actual "Matching Contributions" for the Plan Year under the Savings and Investment Plan. The Matching Contribution Restoration Credit (if any) shall be credited to a Participant's Deferral Account after the end of the Plan Year to which such credit relates and after the Participant's "Matching Contributions" for such Plan Year under the Savings and Investment Plan are determined, but not later than the end of the Plan Year following the Plan Year to which such credit relates. Notwithstanding the foregoing, for Plan Years beginning prior to January 1, 2000, the Committee shall make the Matching Contribution Restoration Credit contingent on vesting in such amounts under the Savings and Investment Plan.

      (c) Retirement Contribution Restoration Credit. For Plan Years beginning on or after January 1, 2003, if a Participant is a "Retirement Account Participant" (as defined in the Savings and Investment Plan) and is eligible to receive a Retirement Contribution allocation pursuant to Section 5.4 of the Savings and Investment Plan for a Plan Year, e.g., employed by the Company on the last day of the Plan Year, then such Participant's Deferral Account shall be credited with a "Retirement Contribution Restoration Credit," the amount of which is equal to the excess of the dollar amount of (i) such Participant's "Retirement Contribution" (as defined in the Savings and Investment Plan), without regard to trust income or earnings, based on the Participant's "Compensation" (as defined in the Savings and Investment Plan) as increased by any Annual Deferrals made under this Plan and without regard to the limitations imposed by Code Sections 401(a)(4), 401(a)(17) and 415, over (ii) such Participant's actual "Retirement Contribution" for such Plan Year under the Savings and Investment Plan. The Retirement Contribution Restoration Credit (if any) shall be credited to a Participant's Deferral Account after the end of the Plan Year to which such credit relates and after the Participant's "Retirement Contribution" for such Plan Year under the Savings and Investment Plan is determined, but not later than the end of the Plan Year following the Plan Year to which such credit relates.


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

      (d) ESOP Restoration Credit. For Plan Years beginning prior to January 1, 2003, a Participant's Deferral Account shall be credited with an "ESOP Restoration Credit" equal to a dollar amount that is one and one-half percent (1 1/2%) of the excess of (i) the Participant's "Compensation" (as defined in the Employee Stock Ownership Plan) as increased by any Annual Deferrals made under this Plan, the sum of which shall not exceed the limitation imposed by Code
Section 401(a)(17), over (ii) the Participant's actual "Compensation" used for purposes of allocations for the Plan Year under the Employee Stock Ownership Plan. Notwithstanding the foregoing, for Plan Years beginning prior to January 1, 2000, the Committee shall make the ESOP Restoration Credit contingent on vesting in such amounts under the Employee Stock Ownership Plan.

      5.2 Interest and Investment Earnings on Deferral Accounts. The Deferral Account of a Participant shall be credited with interest or investment earnings at the Company Rate or Fund Rate as provided in Section 5.3. For any portion of the Deferral Account to which the Company Rate is applicable, such portion of the Deferral Account shall be credited each month with interest which shall be compounded on an annual basis under rules determined by the Committee in its sole discretion.

      5.3 Participant Investment Elections.

      (a) Deferrals and Restoration Credits on and after January 1, 2002. Any Annual Deferrals made by a Participant and any Restoration Credits credited to a Participant's Deferral Account with respect to a Deferral Period beginning on or after January 1, 2002 shall be credited with investment earnings at the Fund Rate and shall not be eligible to be credited with interest at the Company Rate. The investment allocation of a Participant's Restoration Credits to Fund Media shall be the allocation selected by the Participant in his or her most recent Investment Election Form. If a Participant does not submit an Investment Election Form or otherwise select the Fund Media for his or her Restoration Credits, then such Restoration Credits shall be subject to the Travelers Money Market Portfolio listed on Appendix A (or, if the Travelers Money Market Portfolio is unavailable for any reason, then such Fund Media as the Committee shall determine in its sole discretion), until superseded by a subsequent Investment Election Form properly completed and submitted by such Participant.

      (b) Deferrals and Restoration Credits on and after January 1, 2000 and prior to January 1, 2002. Except as otherwise provided in the next sentence herein, any Annual Deferrals made by a Participant and any Restoration Credits credited to a Participant's Deferral Account on or after January 1, 2000 shall be credited with investment earnings at the Fund Rate and shall not be eligible to be credited with interest at the Company Rate. Notwithstanding the preceding sentence, any Eligible Employee who was a Participant as of November 1, 1999 and who, prior to January 1, 2000, had attained the age of fifty-five (55) and had completed at least five (5) years of Credited Service shall be entitled to elect the investment of all or any portion of any Annual Deferrals made by such Participant and any Restoration Credits credited to a Participant's Deferral Account on or after January 1, 2000 and for Deferral Periods beginning prior to January 1, 2002 at the Company Rate or the Fund Rate.

      (c) Transfers from Company Rate to Fund Rate on or after March 1, 2002. Each Participant may request to change the investment of all or any portion of his or her Deferral


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Account from the Company Rate to the Fund Rate as of each January 1 or July 1
("Transfer Date") subject to the following conditions:

            (1) An Investment Election Form, which includes the allocation among Fund Media, must be submitted prior to the Transfer Date by such time as may be established by the Committee from time to time.

            (2) For any Transfer Date, the amount of requests for investment transfers (when added to the amount of requests for Financial Hardship withdrawals and Unscheduled Withdrawals from portions of Deferral Accounts subject to the Company Rate) may not exceed 25% of the aggregate amount of all Deferral Accounts invested at the Company Rate. If the 25% aggregate limit is exceeded, requests will be granted under a hierarchy established by the Committee taking into account, in the following order of preference: (i) Financial Hardship withdrawals, (ii) Unscheduled Withdrawals, and (iii) investment transfers.

            (3) An investment transfer from the Company Rate to the Fund Rate shall be irrevocable.

      (d) Transfers from Company Rate to Fund Rate prior to March 1, 2002. Each Participant may elect to change the investment of all or any portion of his or her Deferral Account from the Company Rate to the Fund Rate, but may not change from the Fund Rate to the Company Rate. The Participant shall make such election, including the allocation among Fund Media, by submitting an Investment Election Form.

      (e) Allocation to Fund Media. With respect to any portion of the Deferral Account to which the Fund Rate applies, the Participant may prospectively change the investment allocation to Fund Media on a monthly basis in whole or part by submitting an Investment Election Form or by using such electronic means and under such procedures as the Committee may permit.

      5.4 Fund Media. The Fund Media under the Plan shall be as set forth on Appendix A, attached hereto. The Committee may add or delete Fund Media in its sole discretion from time to time. Participants must make an investment allocation to Fund Media in whole percentages equal to one hundred percent (100%), in the aggregate, of the amount invested in Deferral Accounts to which the Fund Rate applies.

      5.5 Vesting of Deferral Account.

      (a) A Participant shall be fully vested in his or her Annual Deferrals, Matching Contribution Restoration Credits, and ESOP Restoration Credits.

      (b) A Participant shall vest in his or her Retirement Contribution Restoration Credits and any investment earnings thereon in accordance with the following schedule:


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
                  Years of Service                                        Vested Percentage
                  ----------------                                        -----------------
                  Less than 1                                                     0%
                  1 but less than 2                                              20%
                  2 but less than 3                                              40%
                  3 but less than 4                                              60%
                  4 but less than 5                                              80%
                  5 or more                                                     100%

      For purposes of this Section 5.5, a Participant's Years of Service under the Plan shall be equal to the Participant's "Credited Service" (as defined in the Savings and Investment Plan) credited to such Participant under the Savings and Investment Plan.

      (c) Notwithstanding paragraph (b) above, a Participant shall become fully vested in his or her Retirement Contribution Restoration Credits and any investment earnings thereon, if while employed by the Company, (i) he or she attains age 62, (ii) he or she dies, (iii) he or she incurs a "Severance" due to a "Disability" (as each term is defined in the Savings and Investment Plan), or
(iv) a Change in Control occurs as defined in Section 14.2.

      5.6 Statement of Accounts. The Committee shall provide to each Participant periodic statements setting forth the balance of the Deferral Account maintained for such Participant. Notwithstanding anything contained in such statements, the provisions of the Plan shall govern exclusively the actual rate of interest or investment earnings to be credited and paid.

                                   ARTICLE VI

                               RETIREMENT BENEFITS

      6.1 Entitlement to Deferral Accounts. Upon Termination of Employment on or after Retirement Date, the Company shall pay to the Participant a retirement benefit, in the form and manner provided in Section 6.2 below, equal to the balance of the Participant's Deferral Account with interest or investment earnings credited at the Company Rate or the Fund Rate, as applicable.

      6.2 Form of Retirement Benefits. The retirement benefit shall be paid in sixty (60) quarterly installments unless the Participant elects in the Participation Agreement to have the retirement benefit paid in either a single lump sum or in twenty (20) or forty (40) quarterly installments.

      6.3 Time of Commencement. A Participant may elect in the Participation Agreement to have payments begin within sixty (60) days following, the date of Termination of Employment or, alternatively, (i), on the first business day of January of the next following calendar year or (ii) on the first business day of January of a later year (not to exceed ten (10) years from the date of Termination of Employment or, if earlier, the year in which the Participant attains age seventy (70)). Payments that are scheduled to be made on the first business day in


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

January may be delayed (but not more than thirty (30) days) in order to complete any necessary valuation or accounting with respect to the Deferral Account of the Participant.

      6.4. Participation Agreement. In the case of a Participant who fails to submit a Participant Agreement within the enrollment period established by the Committee, such Participant shall be deemed to have submitted a Participation Agreement that elects that his or her retirement benefit shall be paid in sixty
(60) quarterly installments and that the payment of his or her retirement benefit shall commence within sixty (60) days following the date of Termination of Employment.

      6.5 Change in Payout Timing. A Participant may change his or her Participation Agreement or deemed Participation Agreement at any time prior to Termination of Employment in order to revise the timing of retirement benefits to another method (or over another period) permitted under Sections 6.2 and 6.3 above. If such a change is made within a period not greater than twelve (12) months prior to Termination of Employment (unless Termination of Employment is on account of Disability), there shall be a ten percent (10%) penalty charged at the time of change against the Participant's Deferral Account.

                                   ARTICLE VII

                              TERMINATION BENEFITS

      7.1 Entitlement to Deferral Accounts. Upon Termination of Employment prior to Retirement Date, the Company shall pay to the Participant a termination benefit in the form and manner provided in Section 7.2 below, equal to the vested balance of the Participant's Deferral Account with interest or investment earnings credited at the Company Rate or the Fund Rate, as applicable.

      7.2 Form of Termination Benefits. The termination benefit shall be paid in a single lump sum payment within sixty (60) days following the date of Termination of Employment or, if otherwise elected in the Participation Agreement, either (i) on the first business day of January following Termination of Employment or (ii) if at least five (5) years of Credited Service has elapsed, in five (5) annual installments. If installments are to be paid under this Section 7.2, they shall commence within sixty (60) days following the date of Termination of Employment. Payments that are scheduled to be made hereunder may be delayed (but not more than thirty (30) days) in order to complete any necessary valuation or accounting with respect to the Deferral Account of the Participant. If (i) above is elected by the Participant, to the extent that the Company Rate applies, the only interest to be credited after the date of Termination of Employment shall be at eighty percent (80%) of the Company Rate (however a Participant who is eligible to elect (ii) above shall be credited with interest at the Company Rate, to the extent that the Company Rate applies, regardless of whether he or she elects distribution under (i) or (ii)). Notwithstanding the foregoing, the Company may, in its sole discretion (except following a Change in Control as defined in Section 14.2), elect to revise the payment of a single lump sum and instead to pay the termination benefits over a period of three (3) years in annual installments.


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

                                  ARTICLE VIII

                                 DEATH BENEFITS

      8.1 Death of Employee Prior to Retirement Date. If a Participant dies prior to Termination of Employment and before reaching Retirement Date (i) the balance of the Participant's Deferral Election applicable to Base Salary and Bonuses earned through date of death, if any, will be credited to his or her Deferral Account and (ii) the Participant's Beneficiary will receive payment of the Participant's Deferral Account in a single lump sum if the balance is fifty thousand dollars ($50,000) or less, and in either a single lump sum or in twenty
(20) or forty (40) quarterly installments (as elected by the Participant in his or her Participation Agreement) if the balance is more than fifty thousand dollars ($50,000). To the extent that the Company Rate applies, interest on the Deferral Account not yet paid at death shall be credited at the Company Rate. To the extent the Fund Rate applies, investment earnings on the Deferral Account not yet paid at death shall be credited at the Fund Rate.

      8.2 Death of Employee On or After Retirement Date. If a Participant dies prior to Termination of Employment and on or after reaching Retirement Date (i) the balance of the Participant's Deferral Election applicable to Base Salary and Bonuses earned through date of death, if any, will be credited to his or her Deferral Account and (ii) the Participant's Beneficiary will receive payment of the Participant's Deferral Account in a single lump sum payment or in twenty
(20), forty (40) or sixty (60) quarterly installments (as elected by the Participant for distribution of retirement benefits in his or her Participation Agreement). The Beneficiary may request that the Committee accelerate installment payments into a single lump sum payment and the Committee shall decide, in its sole discretion, whether to so accelerate based on factors, such as the Beneficiary's needs and Plan liquidity, deemed appropriate under the circumstances by the Committee. To the extent that the Company Rate applies, interest on the Deferral Account not yet paid at death shall be credited at the Company Rate. To the extent the Fund Rate applies, investment earnings on the Deferral Account not yet paid at death shall be credited at the Fund Rate.

      8.3 Death After Termination of Employment. If a Participant dies after Termination of Employment, the Participant's Beneficiary will receive payment of the vested portion of the Participant's Deferral Account (or remaining unpaid portion if distributions have already begun) in the same manner and in all respects as the Participant was entitled to receive (if the Participant continued to live) pursuant to the terms of Article VI (Retirement Benefits) or
Article VII (Termination Benefits) whichever is applicable. Notwithstanding the foregoing, if, and only if, the Participant dies after having reached Retirement Date at the time of Termination of Employment, the Beneficiary may request that the Committee accelerate any remaining installment payments into a single lump sum payment and the Committee shall decide, in its sole discretion, whether to so accelerate based on factors, such as the Beneficiary's needs and Plan liquidity, deemed appropriate under the circumstances by the Committee.

      8.4 Investments After Death. Notwithstanding Sections 8.1 through 8.3, to the extent that the Fund Rate applies, the Committee shall transfer the remaining unpaid portions of a deceased Participant's Deferral Account into one of the Fund Media which is a fixed income investment at the time which is six
(6) months from the death of the Participant unless the

Committee receives other investment directions from a duly appointed representative or executor of the deceased Participant. The Committee shall have no liability or responsibility with respect to the absolute or relative return of such Fund Media during the period commencing on the date that the amount is so invested and ending on the date of payment of all amounts on deposit in the Participant's Deferral Account to the Participant's Beneficiary.

      8.5. Special Death Benefits. There shall be a Special Death Benefit payable from the Trust to Allergan, Inc. if a Participant dies prior to termination of employment and such Participant is a Corporate Officer of Allergan, Inc. on the date of his or her death. The term "Corporate Officer" means the Corporation's President, Chief Executive Officer and each of the Corporation's Corporate Vice Presidents (excluding any individual who is not named as an insured person under a life insurance contract owned by the Trust pursuant to Section 15.3). The Corporation's Board of Directors may change the definition of Corporate Officer by Board resolution. The Special Death Benefit shall be One Million Five Hundred Thousand Dollars ($1,500,000), unless such amount is adjusted by the Board. Entitlement to the Special Death Benefit shall be conditioned on such life insurance being in effect on the date of death and to the extent the amount is sufficient to cover the Special Death Benefit. The Special Death Benefit payable to the Beneficiary of a Participant of a Corporate Officer shall no longer apply beginning on July 1, 2001.

                                   ARTICLE IX

                                   DISABILITY

      9.1 Continuation of Participation. If a Participant suffers a Disability, the Participant shall be deemed not to incur a Termination of Employment if, and only as long as, he or she continues on the payroll of the Company for Base Salary or Bonuses. In such event, the Participant may continue participation in the Plan on the same basis as other Participants, provided that payments to the Participant made under programs of the Company for Short-Term Disability, Long-Term Disability, or sick pay may not be treated as Base Salary or Bonuses for purposes of a Deferral Election.

      9.2 Availability of Financial Hardship Withdrawals. Consistent with
Section 9.1, in determining the availability of a Financial Hardship withdrawal, a Participant who suffers a Disability shall not be deemed to incur a Termination of Employment until the time that he or she ceases to receive Base Salary or Bonuses on the payroll of the Company.

                                    ARTICLE X

                            IN-SERVICE DISTRIBUTIONS

      10.1 Election to Take In-Service Distributions. A Participant may elect in each Deferral Election Form, for that particular Deferral Election, to receive in the future an In-Service Distribution of his or her Annual Deferral from his or her Deferral Account.

      10.2 Maximum In-Service Distribution. An In-Service Distribution must be equal to one hundred percent (100%) of the amount of the particular Deferral Election. Interest on any In-Service Distributions shall be credited, to the extent that the Company Rate applies, at the

Company Rate. Investment earnings on any In-Service Distribution shall be credited, to the extent that the Fund Rate applies, at the Fund Rate. Notwithstanding the election under this Article, if benefit payments with respect to a Deferral Election are otherwise made at a time earlier than elected under an In-Service Distribution, for example due to an Unscheduled Withdrawal, the In-Service Distribution shall be superseded by such earlier distribution event and shall be reduced or eliminated to such extent.

      10.3 Timing of In-Service Distribution. The In-Service Distribution shall be paid to the Participant in a single lump sum, or in two (2), three (3) or four (4) annual installments as elected by the Participant in the Deferral Election Form. However, in no event shall the In-Service Distribution be paid or commence at the time before the second (2nd) year following the first business day of the Deferral Period to which the In-Service Distribution relates. A Participant may elect to change the date on which an In-Service Distribution is to be paid or commence provided that no more than two such changes shall be permitted and provided further that the election must be made with at least twelve (12) months advance notice under procedures adopted by the Committee.

                                   ARTICLE XI

                 UNSCHEDULED AND FINANCIAL HARDSHIP WITHDRAWALS

      11.1 Unscheduled Withdrawals. A Participant may take Unscheduled Withdrawals (but no more than one in any Plan Year) of his or her Annual Deferrals from his or her Deferral Account. The amount of any Unscheduled Withdrawal shall be equal to the portion of the Deferral Account attributable to one or more Deferral Elections that have been previously completed and shall include (i) interest credited, to the extent that the Company Rate applies, at the Company Rate, and (ii) investment earnings, to the extent that the Fund Rate applies, at the Fund Rate. In any case where an Unscheduled Withdrawal occurs, the Participant may select, if applicable, whether such amounts will be from the portion of the Deferral Account invested at the Company Rate, if any, or the Fund Rate. Effective March 1, 2002, to the extent a Participant selects his or her Unscheduled Withdrawal from the portion of his or her Deferral Account invested at the Company Rate, that portion of the withdrawal shall be paid at the time and subject to the limits set forth in Section 5.3(c). The Committee may establish the date by which an Unscheduled Withdrawal from the portion of his or her Deferral Account invested at the Company Rate must be requested in order to process the request in a timely manner.

      11.2 Financial Hardship Withdrawal. A Participant may request that the Committee permit him or her to take a withdrawal or withdrawals of his or her Annual Deferrals on account of Financial Hardship (as defined in Section 2.21). In such event, the Committee shall determine in its sole discretion whether a Financial Hardship exists and, if it so determines, whether the Participant should be permitted to take such a withdrawal. The Committee shall also determine the amount of the permitted withdrawal, which shall not exceed the amount necessary to address the Financial Hardship, and whether the Participant must reduce or cease a current Deferral Election, if any, as a condition for a Financial Hardship withdrawal. Effective March 1, 2002, to the extent a Financial Hardship withdrawal is from the portion of a Participant's Deferral Account invested at the Company Rate, that portion of the withdrawal shall be paid at the time subject to the limits set forth in Section 5.3(c). The Committee may establish the date by which a Financial Hardship withdrawal from the portion of his or her Deferral Account invested at the Company Rate must be requested in order to process the request in a timely manner.

      11.3 Penalty for Unscheduled Withdrawals. There shall be a penalty charged against the Deferral Account of a Participant at the time of an Unscheduled Withdrawal. The penalty shall be equal to ten percent (10%) of the Unscheduled Withdrawal, except the penalty shall be five percent (5%) if the Unscheduled Withdrawal is made within two (2) years following a Change in Control (as defined in Section 14.2). In addition to the foregoing penalty, upon taking an Unscheduled Withdrawal a Participant's current Deferral Election, if any, shall automatically be deemed terminated and the Participant may not make a new Deferral Election for the next following Deferral Period.

                                   ARTICLE XII

                        ADDITIONAL BENEFIT PAYMENT RULES

      12.1 Small Benefit Payments. Notwithstanding any other provision of the Plan, in the event that the payment of a Deferral Account (or total remaining installments under any method) to a Participant or Beneficiary is fifty thousand dollars ($50,000) or less, the Company may, in its sole discretion, elect to make such payment(s) in a single lump sum payment as soon as administratively practicable.

      12.2 Constructive Receipt. The Committee may change any election or option available under the Plan, or the form or timing of any benefit payment, if the Committee determines, based on the advice of counsel or other consultants to the Company, that such a change is necessary or advisable in order to avoid or limit the risk of adverse tax consequences, to Participants or Beneficiaries based on application of the doctrine of "constructive receipt" or a similar Federal or State tax principle.

      12.3 Postponement of Payment. If a distribution of all or part of a Deferral Account would not be deductible to the Company because of the restrictions imposed by Section 162(m) of the Code (or any successor provision), such distribution shall be postponed (to the extent necessary) to the first business day of the first Plan Year in which the limitation on deductibility would not apply. Any postponed distribution under this Section shall be credited with interest or investment earnings at the rate otherwise applicable to the Deferral Account at the time when the distribution was originally scheduled for payment.

      12.4 Commencement Date and Investment and Interest Crediting for Benefit Payments. Unless the Plan specifically provides otherwise, benefit payments (whether a single lump sum payment or installments) shall commence to a Participant or Beneficiary no later than sixty (60) days from the date of the event, e.g., Termination of Employment or request for Unscheduled Withdrawal, that gives rise to such payments. Installment payments shall be made on the same day of each quarter or year (depending on whether quarterly or annual installments apply) following the initial payment. With respect to amounts in a Deferral Account subject to the Company Rate, interest on a single lump sum payment or on a first installment payment shall be credited through the end of the month in which the date of the event that gives rise to such payment occurs. Interest on subsequent installment payments shall be credited through the end of the month preceding payment. With respect to amounts in a Deferral Account subject to the Fund Rate, investment earnings shall be credited to the date that the Committee selects in its sole discretion for valuation for distribution purposes and the Committee shall make appropriate adjustments to reflect investment earnings where benefit payments are to be paid in installments.

                                  ARTICLE XIII

                           ADMINISTRATION OF THE PLAN

      13.1 Administration by Committee. This Plan shall be administered by a committee (the "Committee") which shall exercise such powers and have such duties in administering the Plan as are hereinafter set forth. The Board of Directors shall determine the number of members of such Committee. The members of the Committee shall be appointed by the Board and such Board shall from time to time fill all vacancies occurring in said Committee. A member of the Committee may be a Participant in this Plan; provided, however, that any action to be taken by the Committee solely with respect to the particular interest in this Plan of a Committee member shall be taken by the remaining members of the Committee.

      13.2 Committee Authority; Rules and Regulations. The Committee shall have discretionary authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, (ii) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan, and (iii) take or approve all such other actions relating to the Plan (other than amending or terminating the Plan); provided, however, that the Board may, by written notice to the Committee, withdraw all or any part of the Committee's authority at any time, in which case such withdrawn authority shall immediately revest in the Board. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

      13.3 Appointment of Agents. In the administration of the Plan, the Board and the Committee may from time to time employ agents (which may include officers and employees or the Company) and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Company.

      13.4 Application of Benefits. The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability or other condition which prevents such person from making personal application for benefits, the Committee may, in its discretion, permit application to be made by another person acting on his or her behalf. Notwithstanding the foregoing, if the Committee shall have all information necessary to determine the amount and form of Plan benefits payable to a Participant or Beneficiary who is entitled to benefit payments under this Plan (including, to the extent applicable and without limiting the generality of the foregoing, the name, age, sex and proper mailing address of all parties entitled to benefit payments), then the failure of a Participant or Beneficiary to file an application for benefits shall not cause the Committee to defer the commencement of benefit payments beyond the benefit commencement date required under this Plan.

      13.5 Claims Procedures. If a Participant or his or her Beneficiary believes that he or she is being denied any rights or benefits under the Plan, the Participant, Beneficiary, or in either case, his or her authorized representative (the "Claimant") shall follow the administrative procedures for filing a claim for benefits as set forth in this Section. A claim for benefits shall be in writing and shall be reviewed by the Committee or a claims official designated by the Committee. The Committee or claims official shall review a claim for benefits in accordance with the procedures established by the Committee subject to the following administrative procedures set forth in this Section.

      (a) The Committee shall furnish the Claimant with written or electronic notice of the decision rendered with respect to a claim for benefits within 90 days following receipt by the Committee (or its delegate) of the claim unless the Committee determines that special circumstances require an extension of time for processing the claim. In the event an extension is necessary, written or electronic notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90 day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 90 days from the end of the initial 90 day period.

      (b) In the case of a denial of the Claimant's claim, the written or electronic notice of such denial shall set forth (i) the specific reasons for the denial, (ii) references to the Plan provisions upon which the denial is based, (iii) a description of any additional information or material necessary for perfection of the claim (together with an explanation why such material or information is necessary), (iv) an explanation of the Plan's appeals procedures, and (v) a statement of the Claimant's right to bring a civil action under
Section 502(a) of ERISA if his or her claim is denied upon appeal.

      (c) In the case of a denial of a claim, a Claimant who wishes to appeal the decision shall follow the administrative procedures for an appeal as set forth in Section 13.6 below.

      13.6 Appeals Procedures. A Claimant who wishes to appeal the denial of his or her claim for benefits shall follow the administrative procedures for an appeal as set forth in this Section and shall exhaust such administrative procedures prior to seeking any other form of relief. Appeals shall be reviewed in accordance with the procedures established by the Committee subject to the following administrative procedures set forth in this Section.

      (a) In order to appeal a decision rendered with respect to his or her claim for benefits, a Claimant must file an appeal with the Committee in writing within 60 days following his or her receipt of the notice of denial with respect to the claim.

      (b) The Claimant's appeal may include written comments, documents, records and other information relating to his or her claim. The Claimant may review all pertinent documents and, upon request, shall have reasonable access to or be provided free of charge, copies of all documents, records, and other information relevant to his or her claim.

      (c) The Committee shall provide a full and fair review of the appeal and shall take into account all claim related comments, documents, records, and other information submitted by the Claimant without regard to whether such information was submitted or considered under the initial determination or review of the initial determination. Where appropriate, the Committee will overturn a notice of denial if it determines that an error was made in the interpretation of the controlling plan documents or if the Committee determines that an existing interpretation of the controlling plan documents should be changed on a prospective basis. In the event the Claimant is a subordinate, as determined by the Committee, to an individual conducting the review, such individual shall recuse himself or herself from the review of the appeal.

      (d) The Committee shall furnish the Claimant with written or electronic notice of the decision rendered with respect to an appeal within 60 days following receipt by the Committee of the appeal unless the Committee determines that special circumstances require an extension of time for processing the appeal. In the event an extension is necessary, written or electronic notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 60 day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 60 days from the end of the initial 60 day period.

      (e) In the case of a denial of an appeal, the written or electronic notice of such denial shall set forth (i) the specific reasons for the denial, (ii) references to the Plan provisions upon which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relating to his or her claim for benefits, and (iv) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA.

                                   ARTICLE XIV

                                CHANGE IN CONTROL

      14.1 Effect of a Change in Control. Notwithstanding any other provision of the Plan, in the event that a Change in Control (as defined in Section 14.2) occurs on or after the Effective Date hereof, the Company may not amend or terminate the Plan in any manner in order to (i) change downward the method of determining the interest rate to be credited to the Deferral Accounts of Participants thereafter without the written consent of such Participants or (ii) modify or eliminate any distribution method, selection of Fund Media, option or election (including all such methods, options and elections set forth in Articles V through XII of the Plan) available to Participants with respect to Deferral Accounts and Deferral Elections that exist on the date such Change in Control occurs.

      14.2 Change in Control. As used in this Plan, "Change in Control" shall mean the following and shall be deemed to occur if any of the following events occur:

      (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of Allergan representing (i) 20% or more of the combined voting power of Allergan's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of Allergan's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

      (b) Individuals who, as of the Effective Date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by Allergan's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Allergan, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of Allergan;

      (c) The consummation of a merger, consolidation or reorganization involving Allergan, other than one which satisfies both of the following conditions:

            (1) a merger, consolidation or reorganization which would result in the voting securities of Allergan outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of Allergan or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in Allergan's voting securities immediately before such merger, consolidation or reorganization, and

            (2) a merger, consolidation or reorganization in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Allergan representing 20% or more of the combined voting power of Allergan's then outstanding voting securities; or

      (d) The stockholders of Allergan approve a plan of complete liquidation of Allergan or an agreement for the sale or other disposition by Allergan of all or substantially all of Allergan's assets.

      Notwithstanding the preceding provisions of this Section 14.2, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Section 14.2 is (i) an underwriter or underwriting syndicate that has acquired the ownership of any of Allergan's then outstanding voting securities solely in connection with a public offering of Allergan's securities, (ii) Allergan or any subsidiary of Allergan or (iii) an employee stock ownership plan or other employee benefit plan maintained by Allergan (or any of its affiliated companies) that is qualified under the provisions of the Code. In addition, notwithstanding the preceding provisions of this Section 14.2, a Change in Control shall not be deemed to have occurred, (i) if the Person described in the preceding provisions of this Section 14.2 becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by Allergan which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Company or through a stock dividend or stock split), then a Change in Control shall occur, and (ii) upon the distribution of the stock of Advanced Medical Optics, Inc. on June 29, 2002 by Allergan to its stockholders.

                                   ARTICLE XV

                 ESTABLISHMENT OF TRUST AND INSURANCE CONTRACTS

      15.1 Establishment of Trust. Contemporaneous with the adoption of this Plan, the Company has established the Trust Agreement for Allergan, Inc. Executive Deferred Compensation Plan (the "Trust" or "Trust Agreement"). The Trust created thereunder is a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code. Mellon Bank, N.A. has been named as Trustee under such Trust Agreement. The provisions of the Trust Agreement are incorporated herein by reference.

      15.2 Funding of Trust. All amounts of Base Salary or Bonuses that are subject to Deferral Elections by Participants under this Plan shall be contributed by the Company to the Trust (or directly to insurance contracts or other investment vehicles to be held by the Trustee as part of the Trust's assets) at or about the same time as such amounts are credited to the Deferral Accounts of Participants.

      15.3 Investment in Insurance Contracts. The Committee shall direct the Trustee to invest the majority or all of the assets of the Trust in life insurance contracts, to be selected by the Committee, on the lives of Participants. In order for a Participant's Participation Agreement to be effective, the Committee may require that each Participant cooperate in signing an insurance application, submit to medical examination, and provide any relevant information to third parties, including the insurance company(ies) or outside consultants. Such information shall be held in confidence by those who receive it and such information shall not be provided to the Committee or the Company. Participation shall not be denied to an Eligible Employee because he or she is not insurable or must be rated in order for insurance to be issued. Notwithstanding any other provision in this Plan, if insurance is denied or discontinued because a Participant fails to disclose (or makes a material misrepresentation of) medical or other information, or if the Participant commits suicide during the first two (2) years of participation in the Plan, any amounts which are deferred by the Participant under a Deferral Election shall be repaid to the Participant with interest credited at eighty percent (80%) of the Company Rate to the extent the Company Rate applies, and with investment earnings credited at the Fund Rate to the extent that the Fund Rate applies, and no other benefits shall be due to the Participant.

      15.4 Investment in Fund Media. With respect to assets of the Trust attributable to Deferral Elections where the Fund Rate applies, the Committee may provide, in its sole discretion, methods by electronic means or otherwise for Participants (or the Committee where the Plan so provides) to make or change investment decisions consistent with the terms of the Plan.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

      16.1 Designation of Beneficiary. A Participant shall be entitled to designate one or more individuals or entities, in any combination, as his or her "Beneficiary" or "Beneficiaries" to receive any Plan payments to which such Participant is entitled as of, or by reason of, his or her death. Any such designation may be made or changed at any time prior to the Participant's death by written notice filed with the Committee, with such written notice to be in such form and contain such information as the Committee may from time to time determine. In the event that either (i) a Beneficiary designation is not on file at the date of a Participant's death, (ii) no Beneficiary survives the Participant, or (iii) no Beneficiary is living at the time any payment becomes payable under this Plan, then, for purposes of making any further payment of any unpaid benefits under this Plan, such Participant's Beneficiary or Beneficiaries shall be deemed to be the estate of the Participant.

      16.2 Payments During Incapacity. In the event a Participant (or Beneficiary) is under mental or physical incapacity at the time of any payment to be made to such Participant (or Beneficiary) pursuant to this Plan, any such payment may be made to the conservator or other legally appointed personal representative having authority over and responsibility for the person or estate of such Participant (or Beneficiary), as the case may be, and for purposes of such payment references in this Plan to the Participant (or Beneficiary) shall mean and refer to such conservator or other personal representative, whichever is applicable. In the absence or any lawfully appointed conservator or other personal representative of the person or estate of the Participant (or Beneficiary), any such payment may be made to any person or institution that has apparent responsibility for the person and/or estate or the Participant (or Beneficiary) as determined by the Committee. Any payment made in accordance with the provisions of this Section 16.2 to a person or institution other than the Participant (or Beneficiary) shall be deemed for all purposes of this Plan as the equivalent of a payment to such Participant (or Beneficiary), and the Company shall have no further obligation or responsibility with respect to such payment.

      16.3 Prohibition Against Assignment. Except as otherwise expressly provided in Sections 16.1 and 16.2 hereof, the rights, interests and benefits of a Participant under this Plan (i) may not be sold, assigned, transferred, pledged, hypothecated, gifted, bequeathed or otherwise disposed of to any other party by such Participant or any Beneficiary, executor, administrator, heir, distributee or other person claiming under such Participant, and (ii) shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation, gift, bequest or other disposition of such rights, interests or benefits contrary to the foregoing provisions of this Section 16.3 shall be null and void and without effect.

      16.4 Binding Effect. The provisions of this Plan shall be binding upon the Company, the Participants and any successor-in-interest to the Company or to any Participant.

      16.5 No Transfer of Interest. Other than as provided in Article XV and in the Trust Agreement, benefits under this Plan shall be payable solely from the general assets of the Company and no person shall be entitled to look to any source for payment of such benefits other than the general assets of the Company. The Company shall have and possess all title to, and beneficial interest in, any and all funds or reserves maintained or held by the Company on account of any obligation to pay benefits as required under this Plan, whether or not earmarked by the Company as a fund or reserve for such purpose; any such funds or reserves shall be subject to the claims of the creditors of the Company, and the provisions of this Plan are not intended to create, and shall not be interpreted as vesting, in any Participant, Beneficiary or other person, any right to or beneficial interest in any such funds or reserves.

      16.6 Amendment or Termination of the Plan. The Company, by action of its Board of Directors, may amend this Plan from time to time in any respect that it deems appropriate or desirable, and may terminate this Plan at any time; provided, however, that any such Plan amendment or Plan termination shall not, without a Participant's written consent, be given effect with respect to such Participant to the extent such Plan amendment or Plan termination operates to reduce or eliminate (except to the extent that amounts are distributed under the Plan) such Participant's Deferral Account as of the date of such amendment or termination. In addition, if the Board amends the Plan so as to make a change in the formula for determining the interest rate to be credited under the Plan, such amendment shall not become effective until thirty (30) days advance written notice is given to Participants.

      16.7 No Right to Employment. This Plan is voluntary on the part of the Company, and the Plan shall not be deemed to constitute an employment contract between the Company and any Participant, nor shall the adoption or existence of the Plan or any provision contained in the Plan be deemed to be a required condition of the employment of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to continued employment with the Company, and the Company may terminate any Participant at any time, in which case the Participant's rights arising under this Plan shall be only those expressly provided under the terms of this Plan.

      16.8 Notices. All notices, requests, or other communications (hereinafter collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Plan shall be in writing and may be personally delivered, or may be deposited in the United States mail, postage prepaid and addressed as follows:

              To the Company            Allergan, Inc.
              or the Committee at:      Attention: Corporate Benefits Committee
                                        (Executive Deferred Compensation Plan)
                                        2525 Dupont Drive
                                        Irvine, CA  92612
                                        cc: General Counsel


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

              To Participant at:        The Participant's residential mailing
                                        address as reflected in the Company's
                                        employment records

A Notice which is delivered personally shall be deemed given as of the date or personal delivery, and a Notice mailed as provided herein shall be deemed given on the second business day following the date so mailed. Any Participant may change his or her address for purposes of Notices hereunder pursuant to a Notice to the Committee, given as provided herein, advising the Committee of such change. The Company and/or the Committee may at any time change its address for purposes of Notices hereunder pursuant to a Notice to all Participants, given as provided herein, advising the Participants of such change.

      16.9 Governing Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with ERISA and, to the extent applicable, the internal laws (and not the laws pertaining to conflicts or choice of laws), of the State of California applicable to agreements made and to be performed wholly within the State of California.

      16.10 Titles and Headings; Gender of Terms. Article and Section headings herein are for reference purposes only and shall not be deemed to be part of the substance of this Plan or in any way to enlarge or limit the meaning or interpretation of any provision in this Plan. Use in this Plan of the masculine, feminine or neuter gender shall be deemed to include each of the omitted genders if the context so requires.

      16.11 Severability. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

      16.12 Tax Effect of Plan. The Company does not warrant any tax benefit nor any financial benefit under the Plan. Without limiting the foregoing, directors, officers, and employees of the Company (other than in their capacity as Participants) shall be held harmless by the Company from, and shall not be subject to any liability on account of, any Federal or State tax consequences or any consequences under ERISA of any determination as to the amount of Plan benefits to be paid, the method by which Plan benefits are paid, the persons to whom Plan benefits are paid, or the commencement or termination of the payment of Plan benefits.

      IN WITNESS WHEREOF, Allergan, Inc. hereby executes this instrument, evidencing the terms of the Allergan, Inc. Executive Deferred Compensation Plan as restated this 18th day of December, 2002.

ALLERGAN, INC.


By  /s/ Douglas S. Ingram
    -------------------------------------------------------
    Douglas Ingram
    Corporate Vice President, General Counsel and Secretary


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

                                   APPENDIX A

                                   FUND MEDIA

      The following are designated as the Fund Media as of the adoption date of this restated Plan subject to addition or deletion as set forth in Section 5.4 of the Plan:

Scudder VIT EAFE Equity Index
Putnam VT Small Cap Value - Class 1B Shares
Capital Appreciation Fund (Janus)
Equity Index Class I
Equity Income (Fidelity)
Fidelity VIP II Asset Manager Portfolio - Initial Class
Pimco Total Return - Admin Class
Travelers Money Market Portfolio

      This Appendix A shall be changed automatically to reflect the current Fund Media when the Committee adds or deletes Fund Media in accordance with Section
5.4 of the Plan.


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